EXHIBIT 8.2

Advokatfirmaet	Partners
PricewaterhouseCoopers DA	Ulf Werner Andersen (H)
Karenslyst allé 12	Morten Beck
NO-0245 Oslo	Leif Drillestad
Norway	Knut Ekern
Telephone: (+47) 02316	Torben Foss
Facsimile: (+47) 23 16 03 00	J. Christian Grevstad
Org. no.: 975 961 281	Pal Hasner
advokatfirmaet.pwc@no.pwc.com	Anders V. Heieren
Hans Olav Hemnes
Tor H. Langfeldt
Svein T. Sønning

H= møterett for Høyesterett

Senior Associate	Members of The Norwegian Bar Association
Ragnar Bredvold
Peter Rogge Elieson	Senior Tax Advisors
Tor Olaf Espeland	Wenche Torp Andresen
Aleksander Grydeland	Tore østebrød
Steinar Hareide	Lars H. Aasen
Hanne S. Holen
Tove Ihle-Hansen
Trond Ingebrigtsen	Oslo Bergen
Tone M. W. Lystrup	Kristiansand Stavanger
Elin Malt
Thor Mathisen
Eva E. Skancke
Yngvar Engelstad Solheim
Per Helge Stoveland
Morten Weidemann Thorstensen
Kare Aasen Tveit
Arne Vralstad
Knut-Terje Winther-Sørensen

Eksportfinans ASA
Dronning Mauds gate 15
0250 OSLO

Oslo, 26 April 2004

Our ref.:	Your ref.:	Partner in charge:
UWA/kad		Ulf Werner Andersen

EKSPORTFINANS ASA - REGISTRATION STATEMENT ON FORM F-3

We have acted as special Norwegian tax counsel to Exportfinans ASA (the Issuer) in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), on April 23, 2004, and the preliminary prospectus included therein (the Prospectus). The Registration Statement and Prospectus relates to the registration under the Act of an aggregate amount of $1,860,000,000 of debt securities of the Issuer (the Securities).

A special Norwegian tax counsel, we have advised the Issuer with respect to certain general Norwegian tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings “Taxation in Norway”, (the Discussions) in the Prospectus. We hereby confirm that the statements set forth in the Discussions represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We know that we are referred to under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the

Registration Statements as Exhibit 8.2 thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

With kind regards,
for Advokatfirmaet PricewaterhouseCoopers DA

Ulf Werner Andersen